
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE MAY 31,
1997 CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES TO CONSOLIDATED
FINANCIAL STATEMENTS OF PAYCHEX, INC., AND IS QUALIFIED IN ITS ENTIRETY BY
REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<RESTATED>
<CIK> 0000723531
<NAME> PAYCHEX, INC.
<MULTIPLIER> 1000

<PERIOD-TYPE>                   YEAR                   YEAR                   YEAR
<FISCAL-YEAR-END>                          MAY-31-1997             MAY-31-1996<F2>         MAY-31-1995<F2>
<PERIOD-START>                             JUN-01-1996             JUN-01-1995             JUN-01-1994
<PERIOD-END>                               MAY-31-1997             MAY-31-1996             MAY-31-1995
<CASH>                                          50,213                  19,999                  14,812
<SECURITIES>                                 1,029,413<F1>             702,442<F1>             543,791<F1>
<RECEIVABLES>                                   55,989                  49,461                  41,610
<ALLOWANCES>                                         0                       0                       0
<INVENTORY>                                          0                       0                       0
<CURRENT-ASSETS>                             1,140,661                 775,985                 602,842
<PP&E>                                         162,267                 111,010                  89,149
<DEPRECIATION>                                  72,089                  60,355                  45,148
<TOTAL-ASSETS>                               1,201,323                 831,585                 647,366
<CURRENT-LIABILITIES>                          946,047                 637,346                 502,833
<BONDS>                                              0                       0                     728<F3>
<PREFERRED-MANDATORY>                                0                       0                       0
<PREFERRED>                                          0                       0                       0
<COMMON>                                         1,085                     716                     470
<OTHER-SE>                                     250,457                 190,356                 141,506
<TOTAL-LIABILITY-AND-EQUITY>                 1,201,323                 831,585                 647,366
<SALES>                                              0                       0                       0
<TOTAL-REVENUES>                               734,699                 566,443                 412,066
<CGS>                                                0                       0                       0
<TOTAL-COSTS>                                  450,000                 334,370                 221,616
<OTHER-EXPENSES>                                     0                       0                       0
<LOSS-PROVISION>                                     0                       0                       0
<INTEREST-EXPENSE>                                   0                       0                       0
<INCOME-PRETAX>                                103,656                  75,389                  55,722
<INCOME-TAX>                                    28,506                  20,354                  15,333
<INCOME-CONTINUING>                             75,150                  55,035                  40,389
<DISCONTINUED>                                       0                       0                       0
<EXTRAORDINARY>                                      0                       0                       0
<CHANGES>                                            0                       0                       0
<NET-INCOME>                                    75,150                  55,035                  40,389
<EPS-PRIMARY>                                      .70                     .51                     .38
<EPS-DILUTED>                                      .70                     .51                     .38

<F1>SECURITIES - Includes amounts related to Electronic Network Servics investments with a balance at May 31, 1997, 1996 and 1995 of $896,633, $599,475 and
$472,837, respectively.
<F2>On August 26, 1997, Paychex, Inc., acquired all of the outstanding common stock of National Business Solutions, Inc. in exchange for 4,401,744 shares of
Paychex common stock in a business combination accounted for as a pooling of interests.  Fiscal years 1996 and 1995 have been restated to reflect this merger.  Furthermore, prior to May 1997, the Company did not report the
Electronic Network Services (ENS) funds as assets and liabilities based on its understanding of the nature of the funds and industry practices.  The amount of funds held and related investments were disclosed in the notes to previously issued consolidated financial statements.  Due to recent changes in case law, the Company restated previously reported consolidated financial statements to reflect the ENS funds and related client deposits as current asssets and current liabilities on the consolidated balance sheets.  This restatement had no effect on previously reported net income or earnings per share.
<F3>Includes $205 classified as current portion of long-term debt and $523 classified as long-term debt at May 31, 1995.

